UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2020

Barings BDC, Inc.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	814-00733 (Commission File Number)	06-1798488 (I.R.S. Employer Identification No.)

300 South Tryon Street, Suite 2500 Charlotte, North Carolina (Address of principal executive offices)	28202 (Zip Code)

Registrant’s telephone number, including area code: (704) 805-7200

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	BBDC	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note

As previously disclosed, on August 10, 2020, Barings BDC, Inc., a Maryland corporation (the “Company”), entered into that certain Agreement and Plan of Merger (the “Merger Agreement”) with Mustang Acquisition Sub, Inc., a Delaware corporation and a direct wholly owned subsidiary of the Company (“Acquisition Sub”), MVC Capital, Inc., a Delaware corporation (“MVC”), and Barings LLC, a Delaware limited liability company and the investment adviser of the Company (the “Adviser”). The Merger Agreement provides, among other things, that, upon the terms and subject to the conditions set forth in the Merger Agreement, (i) Acquisition Sub will merge with and into MVC (the “First Step”), with MVC as the surviving corporation (the “Surviving Corporation”), and (ii) following the completion of the First Step, the Surviving Corporation will merge with and into the Company (the “Second Step”, and, together with the First Step, the “Merger”), with the Company surviving the Merger.

On December 23, 2020, upon the terms and subject to the conditions set forth in the Merger Agreement, the Merger was completed. At the effective time of the First Step (the “Effective Time”), the separate corporate existence of Acquisition Sub ceased, and MVC survived the merger as a wholly owned subsidiary of the Company. Following the completion of the First Step, MVC merged with and into the Company, with the Company surviving the Second Step.

The foregoing description of the Merger Agreement is a summary only and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which was filed by the Company as Exhibit 2.1 to its Current Report on Form 8-K filed on August 11, 2020 and is incorporated herein by reference.

Item 1.01
Entry into a Material Definitive Agreement

Amended and Restated Investment Advisory Agreement

At the special meeting of stockholders (the “Special Meeting”) of the Company held on December 23, 2020, the Company received stockholder approval to amend and restate the existing investment advisory agreement, dated as of August 2, 2018 (the “Existing Barings BDC Advisory Agreement”), by and between the Company and the Adviser.

On December 23, 2020, following the closing of the Merger, the Company entered into an amended and restated investment advisory agreement (the “New Barings BDC Advisory Agreement”) with the Adviser. A description of the New Barings BDC Advisory Agreement is set forth in “Barings BDC Proposal 3: The Barings BDC Advisory Agreement Amendment Proposal” in the Company’s joint proxy statement/prospectus filed with the Securities and Exchange Commission (the “SEC”) on November 24, 2020. The Existing Barings BDC Advisory Agreement was amended to, among other things, (i) reduce the annual base management fee payable to the Adviser from 1.375% to 1.250% of the Company’s gross assets, (ii) reset the commencement date for the rolling 12-quarter “look-back” provision used to calculate the income incentive fee and incentive fee cap to January 1, 2021 from January 1, 2020 and (iii) describe the fact that the Company may enter into guarantees, sureties and other credit support arrangements with respect to one or more of its investments, including the impact of these arrangements on the income incentive fee cap.

The foregoing description of the New Barings BDC Advisory Agreement, as set forth in this Item 1.01, is a summary only and is qualified in its entirety by reference to the text of the New Barings BDC Advisory Agreement, which is filed as Exhibit 10.1 and is incorporated herein by reference.

Credit Support Agreement

On December 23, 2020, promptly following the closing of the Merger, the Company and Adviser entered into a Credit Support Agreement (the “Credit Support Agreement”) pursuant to which the Adviser agreed to provide credit support to the Company in the amount of up to $23.0 million relating to the net cumulative realized and unrealized losses on the acquired MVC investment portfolio over the next 10 years. A summary of the material terms of the Credit Support Agreement are as follows:

•
The Credit Support Agreement covers all of the investments acquired by the Company from MVC in the Merger and any investments received by the Company in connection with the restructuring, amendment, extension or other modification (including the issuance of new investments) of any of the investments acquired by the Company from MVC in the Merger (collectively, the “Reference Portfolio”).

•
The Adviser has an obligation to provide credit support to the Company in an amount equal to the excess of (1) the aggregate realized and unrealized losses on the Reference Portfolio over (2) the aggregate realized and unrealized gains on the Reference Portfolio, in each case from the date of the closing of the Merger through the Designated Settlement Date (up to a $23.0 million cap) (such amount, the “Covered Losses”). For purposes of the Credit Support Agreement, “Designated Settlement Date” means the earlier of (1) January 1, 2031 and (2) the date on which the entire Reference Portfolio has been realized or written off. No credit support is required to be made by the Adviser to the Company under the Credit Support Agreement if the aggregate realized and unrealized gains on the Reference Portfolio exceed realized and unrealized losses of the Reference Portfolio on the Designated Settlement Date.

•
The Adviser will settle any credit support obligation under the Credit Support Agreement as follows. If the Covered Losses are greater than $0.00, then, in satisfaction of the Adviser’s obligation set forth in the Credit Support Agreement, the Adviser will irrevocably waive during the Waiver Period (as defined below) (1) the incentive fees payable under the New Barings BDC Advisory Agreement (including any incentive fee calculated on an annual basis during the Waiver Period), and (2) in the event that Covered Losses exceed such incentive fee, the base management fees payable under the New Barings BDC Advisory Agreement. The “Waiver Period” means the four quarterly measurement periods immediately following the quarter in which the Designated Settlement Date occurs. If the Covered Losses exceed the aggregate amount of incentive fees and base management fees waived by the Adviser during the Waiver Period, then, on the date on which the last incentive fee or base management fee payment would otherwise be due during the Waiver Period, the Adviser shall make a cash payment to the Company equal to the positive difference between the Covered Losses and the aggregate amount of incentive fees and base management fees previously waived by the Adviser during the Waiver Period.

•
The Credit Support Agreement and the rights of the Company thereunder shall automatically terminate if the Adviser (or an affiliate of the Adviser) ceases to serve as the investment adviser to the Company or any successor thereto, other than as a result of the voluntary termination by the Adviser of its investment advisory agreement with the Company. In the event of such a voluntary termination by the Adviser of the then-current investment advisory agreement with the Company, the Adviser will remain obligated to provide the credit support contemplated by the Credit Support Agreement. In the event of a non-voluntary termination of the advisory agreement or its expiration (due to non-renewal by the Board of Directors of the Company (the “Board”)), the Adviser will have no obligations under the Credit Support Agreement.

The Credit Support Agreement is intended to give stockholders of the combined company downside protection from net cumulative realized and unrealized losses on the acquired MVC portfolio and insulate the combined company’s stockholders from potential value volatility and losses in MVC’s portfolio following the closing of the Merger. There is no fee or other payment by the Company to the Adviser or any of its affiliates in connection with the Credit Support Agreement. Any cash payment from the Adviser to the Company under the Credit Support Agreement will be excluded from the combined company’s incentive fee calculations under the New Barings BDC Advisory Agreement.

The foregoing description of the Credit Support Agreement, as set forth in this Item 1.01, is a summary only and is qualified in its entirety by reference to the text of the Credit Support Agreement, which is filed as Exhibit 10.2 and is incorporated herein by reference.

Item 2.01.
Completion of Acquisition or Disposition of Assets.

The information in this Current Report on Form 8-K set forth under the Introductory Note and under Item 1.01 is incorporated by reference into this Item 2.01.

As described above, the Merger closed on December 23, 2020. In accordance with the terms of the Merger Agreement, at the Effective Time, each share of common stock, par value $0.01 per share, of MVC (the “MVC Common Stock”) issued and outstanding immediately prior to the Effective Time (other than shares of MVC Common Stock issued and outstanding immediately prior to the Effective Time that are held by a subsidiary of MVC or held, directly or indirectly, by the Company or Acquisition Sub) was converted into the right to receive (i) an amount in cash from the Adviser, without interest, equal to $0.39492, and (ii) 0.9790836 shares of common stock, par value $0.001 per share, of the Company (the “Company Common Stock”), which ratio gives effect to the Euro-dollar exchange rate adjustment mechanism in the Merger Agreement, plus any cash in lieu of fractional shares. As of immediately prior to the Effective Time, there were 47,961,753 shares of Company Common Stock issued and outstanding.

The Board affirms its commitment to purchase in open-market transactions, pursuant to Rule 10b-18 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and subject to the Company’s compliance with its covenant and regulatory requirements, shares of Company Common Stock in an aggregate amount of up to $15,000,000 at then-current market prices at any time the shares of Company Common Stock trade below 90% of the Company’s then most recently disclosed net asset value per share during the 12-month period commencing upon the filing of the Company’s first quarterly report on Form 10-Q after the closing of the Merger.

The foregoing description of the Merger Agreement is a summary only and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which was filed by the Company as Exhibit 2.1 to its Current Report on Form 8-K filed on August 11, 2020 and is incorporated herein by reference.

Item 5.02.
Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective immediately after the closing of the Merger, the Board increased the size of the Board from seven directors to eight directors and appointed Robert Knapp, a former director of MVC who was mutually selected by MVC and the Company, to fill the vacancy created by the expansion of the Board. Mr. Knapp has been elected as a Class I director of the Company to serve the remainder of the full term of such Class I directorship. The Board also appointed Mr. Knapp to the Nominating and Corporate Governance Committee, the Audit Committee and the Compensation Committee of the Board.

The appointment of Mr. Knapp was made pursuant to the requirements of the Merger Agreement but was not otherwise made pursuant to any arrangement or understanding between Mr. Knapp and any other person. Further, with regard to Mr. Knapp, there are no transactions since the beginning of the Company’s last fiscal year, or any currently proposed transaction, in which the Company is a participant that would require disclosure under Item 404(a) of Regulation S-K promulgated by the SEC.

Item 5.07
Submission of Matters to a Vote of Security Holders.

On December 23, 2020, the Company held the Special Meeting, where the Company’s stockholders approved four proposals. The issued and outstanding shares of Company Common Stock entitled to vote at the Special Meeting consisted of 47,961,753 shares outstanding on the record date, October 29, 2020. The final voting results from the Special Meeting were as follows:

Proposal 1:

To approve the issuance of shares of Company Common Stock pursuant to the Merger Agreement.

For	Against	Abstain
34,812,470	435,943	113,279

Proposal 2:

To approve the issuance of shares of Company Common Stock pursuant to the Merger Agreement at a price below its then-current net asset value per share, if applicable.

All stockholders:

For	Against	Abstain
34,037,555	1,224,825	99,312

This proposal was also approved by the Company’s non-affiliated stockholders by a vote of 17,102,931 shares for, and 1,081,459 shares against, with 88,212 shares abstaining.

The number of votes cast in favor of this proposal represents both (1) a majority of the outstanding shares of Company Common Stock; and (2) a majority of the outstanding shares of Company Common Stock that are not held by affiliated persons of the Company. For purposes of this proposal, the Investment Company Act of 1940, as amended, defines a “majority of the outstanding shares” as the vote of the lesser of: (1) 67% or more of the voting securities of the Company present at the Special Meeting, if the holders of more than 50% of the outstanding voting securities of the Company are present or represented by proxy; or (2) more than 50% of the outstanding voting securities of the Company.

Proposal 3:

To approve the New Barings BDC Advisory Agreement between the Company and the Adviser.

For	Against	Abstain
34,851,168	384,555	125,969

Proposal 4:

To approve the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies, in the event that there were insufficient votes at the time of the Special Meeting to approve Proposal 1, Proposal 2 or Proposal 3.

For	Against	Abstain
34,446,242	814,297	101,153

Item 7.01.
Regulation FD Disclosure.

On December 23, 2020, the Company issued a press release announcing the completion of the transactions contemplated by the Merger Agreement. A copy of the press release is attached as Exhibit 99.1 hereto.

The information furnished pursuant to this Item 7.01, including the related exhibit, shall not be deemed “filed” for purposes of the Exchange Act or otherwise subject to the liabilities of such section, nor shall such information or exhibits be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing by the Company with the SEC.

Item 9.01.
Financial Statements and Exhibits.

(d)          Exhibits

Filed with this report:

2.1*
Agreement and Plan of Merger, dated as of August 10, 2020, by and among Barings BDC, Inc., Mustang Acquisition Sub, Inc., MVC Capital, Inc., and Barings LLC (Incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on August 11, 2020).

10.1	Amended and Restated Investment Advisory Agreement, dated December 23, 2020, by and between Barings BDC, Inc. and Barings LLC.

10.2*	Credit Support Agreement, dated December 23, 2020, by and between Barings BDC, Inc. and Barings LLC.

*
Exhibits and/or schedules to this Exhibit have been omitted in accordance with Item 601(b)(2) of Regulation S-K or Item 601(b)(10) of Regulation S-K. The registrant agrees to furnish supplementally a copy of all omitted exhibits and schedules to the SEC upon its request.

Furnished with this report:

99.1	Press Release, dated December 23, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BARINGS BDC, INC.

	By:	/s/ Jonathan Bock
Jonathan Bock
Chief Financial Officer

Date: December 23, 2020